As filed with the Securities and Exchange Commission on August 15, 2007
Registration No. 333-50464

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	The Spectranetics Corporation	84-0997049
(State or other jurisdiction	96 Talamine Court	(I.R.S. employer
of incorporation or organization)	Colorado Springs, Colorado 80907	identification number)
(719) 633-8333
(Address of principal executive offices)

THE SPECTRANETICS CORPORATION 1997 EQUITY PARTICIPATION PLAN
(Full title of the plan)

John G. Schulte
President and CEO
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Kimberly L. Wilkinson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0600

DEREGISTRATION OF SECURITIES
The Registrant registered an aggregate of 6,000,000 shares of Common Stock for issuance under its 1997 Equity Participation Plan (the “1997 Equity Plan”) pursuant to two registration statements on Form S-8 filed with the Securities and Exchange Commission on June 17, 1998 (Registration No. 333-57015) and November 22, 2000 (Registration No. 333-50464). The Registrant has adopted a new equity-based plan, The Spectranetics 2006 Incentive Award Plan (the “2006 Award Plan”), which provides that the shares of Common Stock that are available for future awards under the 1997 Equity Plan as of the effective date of the 2006 Award Plan may be transferred and reserved for issuance under the 2006 Award Plan. A total of 125,810 shares of Common Stock were available for future awards under the 1997 Equity Plan as of the effective date of the 2006 Award Plan.
     Accordingly, pursuant to General Instruction E to Form S-8, this Post-Effective Amendment is being filed to de-register 125,810 shares previously registered for issuance under the 1997 Equity Plan and to move those shares to a new Form S-8 Registration Statement (No. 333-145435) filed by the Registrant for shares issuable under the 2006 Equity Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, state of Colorado, on this 15th day of August 2007.

THE SPECTRANETICS CORPORATION
By:	/s/ John G. Schulte
John G. Schulte
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints John G. Schulte and Guy Childs, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and either one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John G. Schulte John G. Schulte	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2007
/s/ Guy A. Childs Guy A. Childs	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2007
/s/ Emile J. Geisenheimer Emile J. Geisenheimer	Chairman of the Board and Director	August 15, 2007

Signature	Title	Date
/s/ David G. Blackburn David G. Blackburn	Director	August 15, 2007
/s/ R. John Fletcher R. John Fletcher	Director	August 15, 2007
/s/ Joseph M. Ruggio, M.D. Joseph M. Ruggio, M.D.	Director	August 15, 2007
/s/ Martin T. Hart Martin T. Hart	Director	August 15, 2007
/s/ Craig M. Walker, M.D. Craig M. Walker, M.D.	Director	August 15, 2007